UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - March 1, 2012

_______________

OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-8269 (Commission File Number)	31-1001351 (IRS Employer Identification No.)
100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky (Address of Principal Executive Offices)		41011 (Zip Code)

(859) 392-3300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On March 1, 2012, Omnicare, Inc. (the “Company”) announced its adoption of a Rule 10b5-1 plan under which the Company may continue to repurchase its shares at times when the Company would not ordinarily be in the market due to the Company's trading policies or the possession of material non-public information. This plan has been established pursuant to, and as part of, the Company's share repurchase program. As previously announced, the Company's board of directors authorized an additional $200 million share repurchase program through February 28, 2014. Collectively with its existing share repurchase program, which is effective through December 31, 2012, the Company had approximately $259 million of available authorization for share repurchases as of February 22, 2012. The timing and extent of the repurchases under the Rule 10b5-1 plan are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan.

The press release announcing the Company's adoption of a 10b5-1 plan is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated March 1, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OMNICARE, INC.

By: __/s/ Alexander M. Kayne____________________
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary
Dated: March 1, 2012

EXHIBIT INDEX

99.1 Press Release dated March 1, 2012
Exhibit 99.1